UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

January 17, 2012

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PHOTOTRON HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Delaware

(State or other Jurisdiction of Incorporation or Organization)

0-50385 (Commission File Number)		84-1588927 (IRS Employer Identification No.)
20259 Ventura Boulevard Woodland Hills, CA 91364 (Address of Principal Executive Offices and zip code)

(818) 992-0200

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 17, 2012, Brian Sagheb resigned as from the board of directors and ceased employment as the President and Chief Executive Officer, Chief Financial Officer and Secretary of the Registrant, Phototron, Inc and Growlife, Inc., the Registrant’s wholly-owned subsidiaries, and Craig Ellins, the Registrant’s Executive Chairman was, was appointed as the President and Chief Executive Officer, Chief Financial Officer and Secretary of the Registrant, Phototron, Inc. and Growlife, Inc.

Mr. Ellins has spent more than 30 years discovering emerging trends and creating start-ups, from being a pioneer in companies offering 24-hour live shopping networks, to developing one of the internet’s first streaming video business opportunities,. He began his career by launching ACC, a chain of auto smog check centers. During that time, he created CVR - the first network connecting multiple DMV databases to smog check facilities. It’s a system that’s still in use today. Mr. Ellins sold CVR to ADP and served as an officer at the company. He went on to serve as head of Business Development at Fingerhut Corporation. Then in 1995, he turned his attention to the internet and created helloNetwork, Inc. - pioneering live and on-demand streaming video. helloNetwork was named the Nevada e-Company of the year and was featured on the cover of the New York Times. Following that success, Mr. Ellins launched VMdirect and helloWorld – the first online streaming video company to offer a home-based business opportunity. Mr. Ellins served as CEO from 2001 to 2008 and grew the company to a value of over $200 million.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phototron Holdings, Inc.

Date: January 23, 2012 By: /s/ CRAIG ELLINS

Craig Ellins

President